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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-4 (File No. 333-____________) of our report dated March 28, 1997, on our audit of the consolidated financial statements of BancFirst Corporation as of December 31, 1996 and for the year then ended, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."



                                    COOPERS & LYBRAND L.L.P.


Oklahoma City, OK
April 14, 1997